3254K

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of December 20, 1996, by and between MICHAEL I BROWN, PAUL R. HARRIS, residents of Vancouver, British Columbia and 471141 B.C. LTD, a British Columbia corporation (collectively the "SHAREHOLDERS"), FAMILYWARE PRODUCTS
INC., a Canadian corporation ("FP1") and ONE AND ONLY, INC., a Nevada corporation ("OAO" or the "COMPANY").

                                   1. RECITALS

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

     1. The SHAREHOLDERS are the owners of all of the outstanding and issued shares of common stock of FPI (the "FPI Shares").

     2. OAO desires to issue a total of 4,901,760 shares of its common stock (the "OAO Shares") to the SHAREHOLDERS and their respective designees in exchange for all of the FPI Shares.

     3. OAO desires to issue an additional 98,240 shares of its common stock to certain creditors of FPI (the "Creditor Shares") in consideration of the cancellation of the debts and obligations of FPI to these creditors.

     4. The SHAREHOLDERS desire to exchange the FPI Shares for the OAO Shares in accordance with the terms and conditions of this Agreement.

     5.   FPI desires that this transaction be consummated.




                                  Page 1 of 12

                       2. EXCHANGE AND ISSUANCE OF SHARES

     2.1 Exchange of OAO Shares: OAO shall exchange and deliver to the SHAREHOLDERS and their respective designees a total of 4,901,760 Regulation S shares of OAO common stock in accordance with the allocation set forth in the attached Schedule "A".

     2.2 Issuance of Creditor Shares: OAO shall further issue an additional 98,240 Regulation S shares of OAO common stock to those creditors of FPI as set forth in the attached Schedule "B".

     2.3 Exchange of FPI Shares: At the closing the SHAREHOLDERS shall exchange and deliver to OAO a total of 150,000 shares of FPI common stock which represents all of the issued and outstanding shares of FPI.

     2.4 Nature of OAO Shares and Creditor Shares: The SHAREHOLDERS and creditors shall be issued the OAO Shares and the Creditor Shares (collectively referred to herein as the "Shares") pursuant to Regulation S which unless otherwise contractually restricted, shall be subject to a one (1) year holding period before the Shares are eligible for sale to U.S. persons or in the U.S. public market.

     2.5 Restricted Nature of Shares: Notwithstanding the one (1) year holding period for the Shares to be issued pursuant to Regulation S, each of the SHAREHOLDERS who become "affiliates" or "control persons" of OAO will be subject to certain limitations with respect to the sale of their respective Shares. Accordingly, as a result of such a designation, the sale of the Shares will be limited by SEC Rule 144.

     2.6 Voting Rights of Control Shares: The issuance of the OAO Shares to the SHAREHOLDERS will result in the SHAREHOLDERS obtaining "control shares" and a "controlling interest" in OAO as the terms are defined in Nevada Revised Statutes Sections 78.3784 and 78.43785. The voting rights of these control shares must be approved by the Shareholders of OAO pursuant to Nevada Revised Statute Section 78.379.1. Accordingly, OAO will provide the necessary written consent of the OAO Shareholders granting the voting rights to these control shares.

     2.7 Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the Shares is being undertaken as a


                                  Page 2 of 12
private sale pursuant to Section 4 of the Securities Act of 1933, as amended, and is not being transacted via broker-dealer and/or in the public market place.


                        3. REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The COMPANY represents and warrants to the SHAREHOLDERS and FPI as follows:

     3.1 Organization: OAO is a corporation duly incorporated and validly existing under the laws of Nevada and is in good standing with respect to all of its regulatory filings.

     3.2 Capitalization: The authorized capital of OAO consists of 50,000,000 common shares with a par value of $.0005 and of which 2,002,500 common shares have been validly authorized and issued by the COMPANY, are outstanding as fully paid and non-assessable shares and were issued in full compliance with all federal and state securities laws. Such issued and outstanding shares are hereinafter referred to as the "Existing OAO Shares,"

     3.3 Financial Statements: OAO has furnished to the SHAREHOLDERS and FPI audited financial statements for the periods ending December 31, 1994, December 31, 1995 and June 30, 1996. That at the Closing the financial affairs of OAO will be materially the same as represented in the financial statements for the period ending June 30, 1996.

     3.4 Books and Records: All material transactions of OAO have been promptly and properly recorded or filed in or with its books and records and the Minute Book of OAO contains records of all meetings and proceeds of the shareholders and directors thereof.

     3.5 Legal Compliance: OAO is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which OAO is subject or which apply to it or any of its assets.

     3.8 Tax Returns: All tax returns and reports of OAO required by law to be filed prior to the date hereof have been tiled and are substantially true,


                                  Page 3 of 12
complete and correct and all taxes and governmental charges have been paid.

     3.7 Adverse Financial Events: OAO has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     3.8 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of OAO threatened against or affecting OAO at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

     3.9 Employee Liabilities: OAO has no liability to former employees or any liability to any governmental authorities with respect to current or former employees.

     3.10 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of OAO or of any agreement to which OAO is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by OAO and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the assets of OAO.

     3.11 Validity Issued and Authorized Shares: That the Shares will be validly authorized and issued by the COMPANY, they will be fully paid and non-assessable and that they will be issued in full compliance with all federal and state securities laws.

     3.12 Restrictive Legend: That the Shares will have a restrictive legend imposed thereon identifying them as "Regulation S shares" which are subject to the conditions and limitations of Regulation S Rule 903(c)(3) with respect to their sale in the U.S. public market place.

     3.13 Restriction on Recapitalization: That for a period of one (1) year from the Closing, that the COMPANY will not institute a recapitalization in the form of a reverse stock split.


                                  Page 4 of 12

     3.14 Corporate Authority: The officers or representatives of the COMPANY executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of their Board of Directors.


                   4. REPRESENTATIONS OF SHAREHOLDERS AND FPI

     The SHAREHOLDERS and FPI collectively and individually hereby represent and warrant to OAO as follows:

     4.1 Share Ownership: That the SHAREHOLDERS are the owners, beneficially and of record, of all of the FPI Shares free and clear of all liens, encumbrances, claims, charges and restrictions.

     4.2 Transferability of Shares: That the SHAREHOLDERS have full power to transfer the FPI Shares to OAO without obtaining the consent or approval of any other person or governmental authority other than the Board of Directors of FPI which has earlier granted such approval.

     4.3 Validly Issued and Authorized Shares: That the FPI Shares are validly authorized and issued, fully paid, and nonassessable, and the FPI Shares have been so issued in full compliance with all federal and provincial securities laws.

     4.4 Organization: FPI is a corporation duly incorporated and validly existing under the laws of Canada and is in good standing with respect to all of its regulatory filings.

     4.5 Capitalization: The authorized capital of FPI consists of an unlimited amount of common shares with no par value and of which 150,000 common shares are issued and outstanding as fully paid and non-assessable shares.

     4.6 Financial Statements: FPI has furnished to OAO unaudited financial statements for the period ending November 30, 1996. That at the Closing the financial affairs of FPI will be materially the same as represented in these same financial statements.




                                  Page 5 of 12

     4.7 Books and Records: All material transactions of FPI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of FPI contains records of all meetings and proceeds of the shareholders and directors thereof.

     4.8 Legal Compliance: FPI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which FPI is subject or which apply to it or any of its assets.

     4.9 Tax Returns: All tax returns and reports of FPI required by law to be filed prior to the date hereof have been filed and are subsequently true, complete and correct and all taxes and governmental charges have been paid.

     4.10 Adverse Financial Events: FPI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     4.11 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of FPI threatened against or affecting FPI at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency.

     4.12 Employee Liabilities: FPI has no liability to former employees or any liability to any government authorities with respect to current or former employees.

     4.13 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of FPI or of any agreement to which FPI is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by FPI and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the assets of FPI.

     4.14 No Liens: That FPI has not received a notice of any assignment, lien, encumbrance, claim or charge against the FPI Shares.



                                  Page 6 of 12

     4.15 Restriction on Recapitalization: That the SHAREHOLDERS and FPI specifically represent, warrant and agree that for a period of one (1) year from the Closing, that the SHAREHOLDERS will not as the controlling shareholders of OAO nor will FPI institute a recapitalization of OAO in the form of a reverse stock split.

     4.16 Corporate Authority: The officers or representatives of FPI and the 471141 B.C. LTD executing this Agreement represent that they have been authorized to execute this Agreement pursuant to resolutions of their respective Boards of Directors.


             5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

     The SHAREHOLDERS alone further represent and warrant to OAO as follows with respect to the OAO Shares:

     5.1 Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

     5.2 Investment Experience: That they have had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stock and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect their own interests in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such an Investor Representative.

     5.3 Investment Risk: That they are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all its investment capital and the lack of a liquid market, such that it may not be able to liquidate readily the investment whenever desired or at the then current asking price.

     5.4 Access to Information: That they have had access to the information regarding the financial conditions of the COMPANY, including but not limited to the Disclosure and Financial Statement dated September 23, 1996 filed by the COMPANY pursuant to Rule 15c2-11(a)(5) of the




                                  Page 7 of 12

Securities Exchange Act of 1934, and they were able to request copies of such information, ask questions of and receive answers from the COMPANY regarding such information and any other information they desire concerning the OAO Shares, and all such questions have been answered to their full satisfaction.

     5.5 Private Transaction: That at no time were they presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

     5.6 Investment Intent: The OAO Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

     5.7 Due Diligence: That the SHAREHOLDERS shall have completed a due diligence review of the affairs of OAO and are satisfied with the results of that review.


                          6. CLOSING, ESCROW HOLDER AND
                              CONDITIONS TO CLOSING

     6.1 Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place in Vancouver, British Columbia, at such time and place as may be agreed among by the parties, but in no event later than __________, 1996, unless otherwise extended in writing by the parties.

     6.2 Appointment of Escrow Holder: The parties hereby appoint CARMINE J. BUA, III, ESQ. as the Escrow Holder pursuant to this Agreement.

     6.3 Opinion of Counsel for OAO: The SHAREHOLDERS and FPI shall have received an opinion from the legal counsel for OAO, in form and substance reasonably satisfactory to the SHAREHOLDERS and FPI, to the effect that:



                                  Page 8 of 12

     1. OAO is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings, and

     2. This Agreement when duly executed and delivered by OAO, constitutes a legal, valid and binding obligation of OAO enforceable against it in accordance with its terms, and

     3. The Shares delivered pursuant to the Agreement have been validly issued are fully paid and non-assessable, and

     4. The Existing OAO Shares and the Shares have been legally and validly issued and have been and are in compliance with all federal and state securities laws including but not limited to SEC Regulation S and Nevada Revised Statutes Chapters 78 and 90.

     6.4 Opinion of Counsel For SHAREHOLDERS and FPI: OAO shall have received an opinion from the legal counsel for the SHAREHOLDERS and FPI, in form and substance reasonably satisfactory to OAO, to the effect that:

     1. FPI is a corporation duly organized and legally existing under the laws of Canada and is in good standing with respect to all of its regulatory filings, and

     2. The FPI Shares delivered pursuant to this Agreement have been validly issued, fully paid, non-assessable, and have been originally issued in full compliance with all federal and provincial securities laws.

     3.   The SHAREHOLDERS have the full power to transfer the FPI Shares to OAO



                                  Page 9 of 12
          without obtaining the consent or approval of any other person or governmental agency upon the approval by the Board of Directors of FPI.

     6.5 Escrow Conditions and Closing: Prior to the Closing the following will be required:

     1. Delivery of FPI Shares: The SHAREHOLDERS shall deliver to the Escrow Holder the certificate or certificates representing the FPI Shares registered in the name of OAO, duly endorsed for transfer accompanied by a duly executed assignment of the FPI Shares to OAO.

     2. Delivery of OAO Shares: OAO shall deliver to the Escrow Holder a total of 4,901,760 of the Shares registered in the names of the SHAREHOLDERS and their respective designees as set forth in Schedule "A".

     3. Delivery of Creditor Shares: OAO shall deliver to the Escrow Holder a total of 98,240 of the Shares registered in the name of the creditors.

     4. Legal Opinion and Documents: Both parties shall deliver to the Escrow Holder such legal opinions and other documents as are required by the terms and conditions of the Agreement.

     5. Requisite Corporate Resolutiona: Each party shall deliver to the Escrow Holder certified copies of resolutions from their respective Boards of Directors authorizing the subject transaction.




                                  Page 10 of 12

     6.   Shareholder   Approval:   OAO  shall  deliver  to  the  Escrow  Holder
          documentation evidencing the OAO shareholder approval of the subject transaction.

     6.6 Close of Termination: The subject transaction shall "close' upon the satisfaction of the above conditions.


                  7. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

     7.1 Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

     7.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration In Las Vegas, Nevada according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

     7.3 Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

     7.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

     7.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with



                                  Page 11 of 12
any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     7.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     7.7 Counterparts: This Agreement may be signed in one or more counterparts.

     7.8 Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party is Agreement

DATED: December 24th, 1996                   /s/ MICHAEL I. BROWN
                                             -----------------------------------
                                             MICHAEL I. BROWN


DATED: December 24th, 1996                   /s/ PAUL R. HARRIS
                                             -----------------------------------
                                             PAUL R. HARRIS


                                             471141 B.C. LTD

DATED: December 24th, 1996                   /s/ ALNOOR KASSAM
                                             -----------------------------------
                                             ALNOOR KASSAM
                                             President


                                             ONE AND ONLY, INC.

DATED: December 24th, 1996                   /s/ MICHAEL I. BROWN
                                             -----------------------------------
                                             MICHAEL I. BROWN
                                             President



                                  Page 12 of 12

                                  SCHEDULE "A"

          NAME                                                        NO. SHARES
          ----                                                        ----------
1. Michael Ivan Brown                                                  2,300,307
2. Paul R. Harris                                                      1,370,153
3. Philip A. Cox                                                         100,000
4. Margaret Wilkins Sciple                                               400,000
S. Larry D. Whitehead                                                    100,000
6. Brian R. Gisel                                                         22,500
7. Donald R. Kirkby                                                       22,500
8. Michael J. Ozerkevich                                                  14,000
9. Edward M. Paterson                                                     35,000
10. Gregg J. Paterson                                                      2,000
11. Bruce H. Hirtle In Trust for Pilar Land                                8,100
12. John C. Donaldson                                                     13,100
13. Bruce H. Hirtle                                                        9,500
14. Henry C. Wood                                                          1,300
15. Robert M. Striha                                                       1,300
16. Kerwin G. Parsons                                                      1,300
17. Ann M. Lindsay                                                         1,300
18. Stanley R. Cowdell                                                     1,300
19. Nicolas 0. Desmarais                                                   2,700
20. David G. Calder                                                        1,300
21. Tracey A. St. Denis                                                    1,300
22. Charmaine L. Chin                                                      7,800
23. Holmes Financial Corporation                                         400,000
24. Kirk E. Exner                                                          5,000
25. Barakeat Holdings Ltd.                                                40,000
                                                                       ---------
26. AMANDA MARIA BROWN                                                    40,000
                                                                       ---------
                                        TOTAL SHARES                   4,901,760
                                                                       =========

                                  SCHEDULE "B"

          NAME                                                        NO. SHARES
          ----                                                        ----------

1.    Larry W. Prentice I/T
      for Ernst & Young                                                 8,167

2.    Merrill W. Shepard I/T for
      Russell & DuMoulin                                                3,536

3.    Edward M. Paterson In Trust                                       6,537

4.    Luz Maria Cabo                                                   80,000
                                                                       ------
                                         TOTAL SHARES                  98,240
                                                                       ======